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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Total Control Products, Inc. on Form S-1 of our report dated August 28, 1995 appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 20, 1996